Exhibit N(2)

Amended Schedule A

(dated August 9, 2010)

to the

MML Series Investment Fund

Amended and Restated Rule 18f-3 Plan

Adopted August 12, 2008

Fund	Initial Class	Class I	Class II	Class III	Service Class	Service Class I
MML Large Cap Value	✓				✓
MML Equity Index		✓	✓	✓		✓
MML NASDAQ-100	✓				✓
MML Small Cap Growth Equity	✓				✓
MML Emerging Growth	✓				✓
MML Asset Allocation	✓				✓
MML Equity Income	✓				✓
MML Income & Growth	✓				✓
MML Growth & Income	✓				✓
MML Blue Chip Growth	✓				✓
MML Large Cap Growth	✓				✓
MML Concentrated Growth		✓	✓			✓
MML Mid Cap Value	✓				✓
MML Mid Cap Growth	✓				✓
MML Small/Mid Cap Value	✓				✓
MML Small Cap Index	✓				✓
MML Global		✓	✓			✓
MML Foreign	✓				✓
MML Conservative Allocation	✓				✓
MML Balanced Allocation	✓				✓
MML Moderate Allocation	✓				✓
MML Growth Allocation	✓				✓
MML Aggressive Allocation	✓				✓
MML American Funds Growth						✓
MML American Funds International						✓
MML American Funds Core Allocation						✓
MML Small Company Value			✓			✓
MML PIMCO Total Return			✓			✓
MML Fundamental Value			✓			✓

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